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                                       Rule 424 (b)(2)
                                       File Numbers: 333-2297 and 33-54049

Pricing Supplement Number: S145                  Dated:  08/27/97
                           ----                          --------

(To Prospectus dated May 14, 1996 and Prospectus Supplement dated June 14,
1996).

                                $1,550,000,000
                            CORESTATES CAPITAL CORP
                  Senior Medium-Term Floating Rate Notes Due
                    Nine Months or More From Date of Issue
        Unconditionally Guaranteed as to Payment of Principal, Premium,
                            if any, and Interest by
                           CORESTATES FINANCIAL CORP

Cusip:                                          21869EGC3

Principal Amount:                               15,000,000.00

Settlement Date:                                08/28/97

Base Rate:                                      Libor (Telerate pg. 3750)

Index Maturity:                                 1 month

Initial Interest Rate:                          5.645% (5.625% Telerate pg 3750
                                                8/26/97)

Spread or Spread Multiplier, if applicable:     PLUS 2 BPS

Interest Rate Rest Dates:                       3rd Wednesday of each month

Interest Payment Dates:                         3rd Wednesday of each month

First Coupon:                                   9/17/97

Day Count:                                      Actual/360

Stated Maturity Date:                           08/18/99

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Initial Redemption Date, if any:

Initial Redemption Percentage, if any:

Initial Redemption Percentage Reduction, if any:

Optional Repayment Dates, if any: